Morgan Stanley Income Securities Inc.
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  The Sherwin-Williams Company
2.750% due 6/1/2022
Purchase/Trade Date:	5/2/2017
Offering Price of Shares: $99.938
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $925,000
Percentage of Offering Purchased by Fund: 0.074%
Percentage of Fund's Total Assets: 0.53%
Brokers: Citigroup, Morgan Stanley, PNC Capital
Markets LLC, Wells Fargo Securities, J.P. Morgan
HSBC, KeyBanc Capital Markets, RBC Capital
Markets, SunTrust Robinson Humphrey, US Bancorp
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Capital One Financial
Corporation 2.500% due 5/15/2020
Purchase/Trade Date:	5/9/2017
Offering Price of Shares: $99.842
Total Amount of Offering: $1,400,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.029%
Percentage of Fund's Total Assets: 0.23%
Brokers: Citigroup, Barclays, Morgan Stanley, Capital
One Securities, Deutsche Bank Securities, RBC Capital
Markets
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.










Securities Purchased:  Becton, Dickinson and Company
2.894% due 6/6/2022
Purchase/Trade Date:	5/22/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: 0.021%
Percentage of Fund's Total Assets: 0.22%
Brokers: Citigroup, BNP Paribas, Barclays, MUFG, J.P.
Morgan, Morgan Stanley, Wells Fargo Securities,
Standard Chartered Bank, Scotiabank, US Bancorp,
BNY Mellon Capital Markets, LLC, ING, Loop Capital
Markets, The Williams Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Air Lease Corporation 2.625%
due 7/1/2022
Purchase/Trade Date:	6/5/2017
Offering Price of Shares: $99.553
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.075%
Percentage of Fund's Total Assets: 0.26%
Brokers: J.P. Morgan, Citigroup, Goldman Sachs & Co.
LLC, SunTrust Robinson Humphrey, BofA Merrill
Lynch, BMO Capital Markets, BNP Paribas,
Commonwealth Bank of Australia, Fifth Third
Securities, ICBC Standard Bank Plc, KeyBanc Capital
Markets, Lloyds Securities, Loop Capital Markets,
Mizuho Securities, Morgan Stanley, MUFG, RBC
Capital Markets, SOCIETE GENERALE, Stifel, Wells
Fargo Securities
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.













Securities Purchased:  GE Capital Retail Bank
(Synchrony Bank) 3.000% due 6/15/2022
Purchase/Trade Date:	6/7/2017
Offering Price of Shares: $99.571
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $775,000
Percentage of Offering Purchased by Fund: 0.103%
Percentage of Fund's Total Assets: 0.44%
Brokers: J.P. Morgan, Morgan Stanley, RBC Capital
Markets, Mischler Financial Group, Inc., The Williams
Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Brighthouse Financial, Inc.
3.700% due 6/22/2027
Purchase/Trade Date:	6/15/17
Offering Price of Shares: $99.917
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.29%
Brokers: J.P. Morgan, BofA Merrill Lynch, Goldman
Sachs & Co. LLC, Morgan Stanley, Wells Fargo
Securities, Barclays, BNP PARIBAS, Citigroup, Credit
Suisse, Deutsche Bank Securities, HSBC, SMBC Nikko,
US Bancorp, MUFG, The Williams Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.






Securities Purchased:  Digital Realty Trust, L.P. 3.700%
due 8/15/2027
Purchase/Trade Date:	8/2/2017
Offering Price of Shares: $99.924
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: 0.058
Percentage of Fund's Total Assets: 0.33%
Brokers: Citigroup, BofA Merrill Lynch, J.P. Morgan,
Credit Suisse, Morgan Stanley, Barclays, Jefferies,
Mizuho Securities, MUFG, Scotiabank, SMBC Nikko,
SunTrust Robinson Humphrey, TD Securities, US
Bancorp, Wells Fargo Securities, BB&T Capital
Markets, BBVA, Raymond James
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Charter Communications
Operating, LLC 4.200% due 3/15/2028
Purchase/Trade Date:	9/11/2017
Offering Price of Shares: $99.757
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.048%
Percentage of Fund's Total Assets: 0.34%
Brokers: BofA Merrill Lynch, Citigroup, Credit Suisse,
Wells Fargo Securities, Deutsche Bank Securities, UBS
Investment Bank, Goldman Sachs & Co. LLC, Mizuho
Securities, RBC Capital Markets, SunTrust Robinson
Humphrey, US Bancorp, MUFG, Scotiabank, TD
Securities, Credit Agricole CIB, SMBC Nikko,
LionTree, Morgan Stanley, Academy Securities, C.L.
King & Associates, Ramirez & Co., Inc., The Williams
Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.














Securities Purchased:  Northern Trust Corporation
3.375% due 5/8/2032
Purchase/Trade Date:	5/3/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.129%
Percentage of Fund's Total Assets: 0.26%
Brokers: BofA Merrill Lynch, Morgan Stanley,
Barclays, Citigroup, Goldman Sachs & Co. LLC, J.P.
Morgan, UBS Investment Bank, Wells Fargo Securities,
Loop Capital Markets, The Williams Group, L.P.
Purchased from: Merrill Lynch, Pierce Fenner & Smith
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.